Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of our report dated September 24, 2021 with respect to the consolidated financial statements of Swvl Inc., appearing in the Registration Statement No. 333-259800 on Form F-4 of Pivotal Holdings Corp. We also consent to the reference to us under the heading “Statement by Experts” in such Shell Company Report.

/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)
Dubai, United Arab Emirates
March 31, 2022